As filed with the Securities and Exchange Commission on January 22, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0019522 (I.R.S. Employer Identification Number)
345 Park Avenue
San Jose, California 95110
(408) 536-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark Garrett
Executive Vice President and Chief Financial Officer
Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110
(408) 536-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Justin Judd, Esq. Adobe Systems Incorporated 3900 North Adobe Way Lehi, Utah 84043 (408) 536-6000	Steven E. Bochner Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

(1)
An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS
ADOBE SYSTEMS INCORPORATED

The following are types of securities that may be offered and sold by Adobe Systems Incorporated or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Purchase contracts
• Debt securities	• Units
The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any document we incorporate by reference carefully before you invest.
We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount
• Interest rate	• Listing on a security exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity	• Sinking fund terms
• Dividends	• Conversion or exchange rights
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “ADBE.” On January 18, 2013, the closing price on the NASDAQ Global Select Market for our common stock was $37.98.
Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 38 of our annual report on Form 10-K for the year ended November 30, 2012, which is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 22, 2013.

You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Unless we have indicated otherwise, references in this prospectus to “Adobe,” “we,” “us,” and “our” refer to Adobe Systems Incorporated and not to any of its existing or future subsidiaries.

-i-

ADOBE SYSTEMS INCORPORATED
Our Business
Founded in 1982, Adobe Systems Incorporated is one of the largest and most diversified software companies in the world. We offer a line of software and services used by creative professionals, marketers, knowledge workers, application developers, enterprises and consumers for creating, managing, delivering, measuring, optimizing and engaging with compelling content and experiences across multiple operating systems, devices and media. We market and license our software directly to enterprise customers through our sales force and to end users through app stores and our own website at www.adobe.com. We also distribute our products through a network of distributors, value-added resellers, systems integrators, independent software vendors, retailers and original equipment manufacturers. In addition, we license our technology to hardware manufacturers, software developers and service providers for use in their products and solutions. We offer some of our products via a Software-as-a-Service model (also known as a hosted or "cloud-based" model) as well as through term subscription and pay-per-use models. Our software runs on personal computers and server-based computers, as well as on smartphones, tablets and other devices, depending on the product. We have operations in the Americas, Europe, Middle East and Africa and Asia-Pacific.
Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997. We maintain executive offices and principal facilities at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is (408) 536-6000. We maintain a website at www.adobe.com. Investors can obtain copies of our filings with the Securities and Exchange Commission (“SEC”) from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.
About this Prospectus
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.
As permitted by the SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all filings made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and until the completion of the offering in the relevant prospectus supplement to which this prospectus relates, or the termination of the offering under this prospectus:

(a)	Annual Report on Form 10-K for the year ended November 30, 2012;

(b)
Portions of the Definitive Proxy Statement on Schedule 14A for the 2012 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended December 2, 2011; and

(c)
The description of our common stock included in our registration statement on Form 8-A filed on November 19, 1986, including any amendments or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (408) 536-4700, by writing to Investor Relations, Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to adobe@kpcorp.com.
SPECIAL NOTE ON FORWARD‑LOOKING STATEMENTS
This prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements may be preceded by, followed by or include the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions. Adobe claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our business. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure to develop, market and offer new products and services or upgrades or enhancements to existing products and services that meet customer requirements,

•	introduction of new products, services and business models by existing and new competitors,

•	failure to successfully manage transitions to new business models and markets,

•	risks arising from increased emphasis on a cloud strategy,

•	difficulty in predicting revenue from new businesses,

•	difficulty in predicting revenue from subscription renewals or upgrade rates,

•	uncertainty about current and future economic conditions and other adverse changes in general political conditions in any of the major countries in which Adobe does business,

•	failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions,

•	costs related to intellectual property acquisitions, enforcement, and litigation,

•	inability to protect Adobe’s intellectual property rights, including source code, from third-party infringers, or unauthorized copying, use, disclosure, or malicious attack,

•	impact on new business models and exposure to increased liability due to increasing regulatory focus on privacy issues,

•	security vulnerabilities in Adobe’s products and systems,

•	interruptions or delays in services from, security or privacy breaches, or failures in data collection from Adobe or third-party service providers that host or deliver services,

•	failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively,

•	disruption of Adobe’s business due to catastrophic events,

•	shortfalls in net revenue, margin or earnings, or the volatility of the market generally,

•	risks associated with global operations,

•	fluctuations in foreign currency exchange rates,

•	risks associated with Adobe’s outstanding indebtedness and any indebtedness which may be incurred in the future,

•	changes in, or interpretations of, accounting principles,

•	impairment of Adobe’s goodwill or amortizable intangible assets,

•	changes in, or interpretations of, tax rules and regulations,

•	Adobe’s inability to recruit and retain key personnel, and

•	impairment of Adobe’s investment portfolio due to deterioration of the capital markets.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus and any applicable prospectus supplement or free writing prospectus for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDEND POLICY
We did not pay any cash dividends on our common stock during fiscal 2012, fiscal 2011 or fiscal 2010. Under the terms of our credit agreement and lease agreements, we are not prohibited from paying cash dividends unless payment would trigger an event of default or one currently exists. We do not anticipate paying any cash dividends in the foreseeable future.
RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

Year Ended
	November 30, 2012	December 2, 2011	December 3, 2010	November 27, 2009	November 28, 2008
Ratios of earnings to fixed charges	12.8x	12.0x	12.4x	24.9x	27.2x
Ratios of earnings to combined fixed charges and dividends on preferred stock to earnings	12.8x	12.0x	12.4x	24.9x	27.2x
For purposes of calculating these ratios, “earnings” consists of income before income taxes and fixed charges. The term “fixed charges” consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.
Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our restated certificate of incorporation, as amended (“Restated Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation has been filed with the SEC as exhibit 3.3 to our current report on Form 8-K filed on April 26, 2011, and is incorporated by reference in this registration statement. The Bylaws have been filed with the SEC as exhibit 3.1 to our current report on Form 8-K filed on October 30, 2012 and are incorporated by reference in this registration statement. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.
Certain provisions of the Delaware General Corporation Law (“DGCL”), the Restated Certificate of Incorporation, Bylaws and rights plan summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.
Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see “Where You Can Find More Information” below.
Authorized Capital Stock
Under the Restated Certificate of Incorporation, Adobe’s authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value, and 2,000,000 shares of preferred stock, $0.0001 par value. As of January 18, 2013, there were issued and outstanding approximately 498,790,943 shares of Adobe common stock (excluding shares held in Adobe’s treasury). From time to time we issue employee stock options, restricted stock units, performance shares and other forms of stock based compensation.

Common Stock
Adobe Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the NASDAQ Global Select Market under the symbol “ADBE.”
Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.
Dividend Rights. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We have not declared or paid any cash dividends on our common stock since April 2005, and do not anticipate paying any cash dividends in the foreseeable future.
Rights upon Liquidation. Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Adobe, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.
Preemptive Rights. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.
Transfer Agent and Registrar. Computershare Investor Services LLC is the transfer agent and registrar for our common stock.
Preferred Stock
Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).
Certain Provisions of Our Restated Certificate of Incorporation and Bylaws
Prior to April 21, 2011, our Restated Certificate of Incorporation and Bylaws divided members of our board of directors into two classes, whereby the members of each class were elected for a period of two years with the term of one class expiring each year. Although our Restated Certificate of Incorporation and Bylaws provide that directors can be removed without cause by the affirmative vote of the majority of our outstanding shares, the classified board could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from attempting to take control of Adobe. On April 21, 2011, we amended our Restated Certificate of Incorporation and Bylaws to provide that directors who had been elected to two-year terms prior to April 21, 2011 would complete those terms, but thereafter their successors would be elected to one-year terms. From and after our 2013 Annual Meeting, all directors will stand for election annually.
Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board, our President, our board of directors or stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at the meeting. Stockholders are not permitted under our Restated Certificate of Incorporation or Bylaws to act by written consent in lieu of a meeting.
To be properly brought before an annual meeting of stockholders, (i) any stockholder nomination for the board of directors must be delivered to our Secretary not more than 105 and not less than 75 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting, and (ii) any stockholder proposal other than nominations for the board of directors must be delivered to our Secretary not more than 150 and not less than 120 days prior to the date on which we first mailed our proxy materials for the prior year's annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the

10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee and to provide a statement as to whether such nominee, if elected, will comply with our policies and procedures as applicable to the board of directors.
Certain Anti-Takeover Effects of Delaware Law
We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Adobe Systems Incorporated and Wells Fargo Bank, National Association, as trustee (the “trustee”), in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
General
The indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•
if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•
the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•
whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•
whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•
whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.
Events of Default
When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:
(1)    default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
(2)    default in paying principal, or premium, or sinking fund installment, if any, on the debt securities when due;
(3)    default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (all such series voting together as a single class);
(4)    certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any Significant Subsidiary has occurred;
(5)    (a) a failure to make any payment at maturity, including any applicable grace period on any of our Indebtedness in an amount in excess of $100,000,000 and continuance of this failure to pay or (b) a default on any of our Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 30 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the debt securities then outstanding (voting together as a single class); provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; or
(6)    any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.
If an Event of Default (other than an Event of Default specified in clause (4) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of each affected series (each such series voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest and premium, if any.
If an Event of Default under the indenture specified in clause (4) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.
After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of any one or more series (voting as a separate class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of all such series of the outstanding debt securities affected (all voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
Holders of at least 25% in principal amount of each series of debt securities affected that is then outstanding (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of each series affected. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of each series of outstanding debt securities affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver
We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Debt Securities;” or

•	make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities;

•	impair the right of any holder of the debt securities to receive payment of principal or interest on the debt securities on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities; or

•	adversely affect the ranking of the debt securities of any series.
Covenants
Principal and Interest
We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets
We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•
we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•
the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•
we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets shall not be applicable to:

•
the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•
the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section  251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.
Negative Covenants
In addition to the covenants set forth above, the following additional covenants shall apply to the debt securities (unless otherwise provided pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture). These covenants do not limit our ability to incur indebtedness and apply only to us.
Limitation on Liens
With respect to each series of debt securities, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
(1)    Liens existing as of the closing date of the offering of the series of debt securities;
(2)    Liens granted after closing date of the offering of the series of debt securities, created in favor of the holders of such series of debt securities;

(3)    Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and
(4)    Permitted Liens.
Notwithstanding the foregoing, we may, without securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.
Limitation on Sale and Lease-Back Transactions
With respect to each series of debt securities, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:
(1)    such transaction was entered into prior to the closing date of the offering of the series of debt securities;
(2)    such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;
(3)    such transaction involves a lease for less than three years;
(4)    we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of debt securities pursuant to the first paragraph of “—Limitation on Liens” above; or
(5)    we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 270 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.
Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction.
Existence
Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.
Certain Definitions
As used in this section, the following terms have the meanings set forth below.
“Aggregate Debt” means the sum of the following as of the date of determination:
(1)    the aggregate principal amount of our Indebtedness incurred after the closing date of the offering of the debt securities and secured by Liens not permitted by the first sentence under “—Limitation on Liens;” and
(2)    our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of debt securities pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:
(1)    the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and
(2)    the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the series of debt securities currently outstanding under the indenture and those being offered by any prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.
“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.
“Consolidated Net Worth” means, as of any date of determination, our Stockholders’ Equity and our Consolidated Subsidiaries on that date.
“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk;
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and
(4)    other agreements or arrangements designed to protect such person against fluctuations in equity prices.
“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).
“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
“Permitted Liens” means:
(1)    Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)    (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;
(3)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(4)    Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;
(5)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;
(6)    Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;
(7)    Liens in our favor;
(8)    inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;
(9)    statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;
(10)    Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;
(11)    Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;
(12)    Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business; and
(13)    Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Significant Subsidiary” means any Subsidiary of Adobe which has at least 10% of the total assets of Adobe and its Subsidiaries on a consolidated basis at the end of Adobe’s most recent fiscal year.
“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture, when:

•	either:

•	all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•
all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,
in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee
We maintain ordinary banking relationships and credit facilities with affiliates of the trustee.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.
FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Adobe, the trustee, any warrant agent, unit agent or any other agent of Adobe, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a registered global security and will issue securities in definitive form in exchange for such registered global security pursuant to the procedure described above.
PLAN OF DISTRIBUTION
We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.
We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
VALIDITY OF SECURITIES
The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation.
EXPERTS
The consolidated financial statements of Adobe Systems Incorporated and subsidiaries as of November 30, 2012 and December 2, 2011, and for each of the years in the three-year period ended November 30, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The audit report dated January 22, 2013, with respect to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 30, 2012 and December 2, 2011, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 30, 2012 refers to a change in its method of accounting for multiple element revenue transactions in fiscal 2010 resulting from the adoption of new accounting pronouncements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
Securities and Exchange Commission Registration fee	$ *
Printing expenses	**
Legal fees and expenses (including Blue Sky fees)	**
Trustee and transfer agent fees and expenses	**
Rating Agency fees	**
Accounting fees and expenses	**
NASDAQ listing fees	**
Miscellaneous	**
TOTAL	$**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Restated Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to us or our stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. The directors’ liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that:
(i)    we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, provided however that we may modify the extent of such indemnification in individual contracts with our directors and officers and provided further that we shall not be required to indemnify any director or officer in connection with any proceeding initiated by that person unless certain requirements are met;
(ii)    we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding once we have received an undertaking by or on behalf of such director or officer to repay these expenses if it is ultimately determined that such director or officer was not entitled to be indemnified by us; we are not required to advance expenses to a director or officer if a majority of a quorum of our board of directors or a quorum of disinterested directors votes, upon obtaining written opinion of independent legal counsel, that the facts clearly and convincingly demonstrate that such person acted in bad faith or in a manner that such person did not believe to be in our best interests;
(iii)    the rights conferred in our Bylaws are not exclusive and we are authorized to enter into indemnification agreements with our directors, officers and employees to the fullest extent not prohibited by Delaware law;
(iv)    we may maintain director and officer liability insurance upon approval by the board of directors; and
(v)    we may not retroactively amend the Bylaw indemnification provisions, including in any way that would adversely affect our directors and officers.

We have entered into indemnification agreements with our directors and a number of our officers containing provisions which provide for the full or partial indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law. The agreements also permit us to assume the defense of these directors and officers, and require us to advance expenses to them as permitted in our Bylaws. In addition, unless otherwise approved by our board of directors prior to a change of control of Adobe, we are required to maintain directors’ and officers’ insurance under these agreements.
The indemnification provisions in our Bylaws, and any indemnification agreements entered into between us and our directors or officers, may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the underwriters against certain liabilities.
Item 16. Exhibits

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement (Debt Securities)
1.2	Form of Underwriting Agreement (Preferred Stock, Common Stock, Warrants, Purchase Contracts and Units) **
4.1	Form of Indenture (1)
4.2	Form of Note (1)
4.3	Specimen Common Stock Certificate (1)
4.4	Specimen Preferred Stock Certificate**
4.5	Form of Warrant Agreement for Warrants sold separately**
4.6	Form of Warrant for Warrants sold separately (included in Exhibit 4.5)**
4.7	Form of Warrant Agreement for Warrants sold attached to other Securities**
4.8	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.7)**
4.9	Form of Purchase Contract Agreement relating to Purchase Contracts**
4.10	Form of Unit Agreement**
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of KPMG LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association

**	To be filed by Current Report on Form 8-K.

(1)	Incorporated by reference to the Registration Statement on Form S-3 filed by Adobe Systems Incorporated on January 15, 2010.

Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)    For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 22, 2013.

ADOBE SYSTEMS INCORPORATED

By:	/s/ Shantanu Narayen
	Name:	Shantanu Narayen
	Title:	President and Chief Executive Officer

By:	/s/ Mark Garrett
	Name:	Mark Garrett
	Title:	Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shantanu Narayen and Mark Garrett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Warnock	Chairman of the Board of Directors	January 22, 2013
John E. Warnock

/s/ Charles M. Geschke	Chairman of the Board of Directors	January 22, 2013
Charles M. Geschke

/s/ Shantanu Narayen	Director, President, Chief Executive Officer (Principal Executive Officer)	January 22, 2013
Shantanu Narayen

/s/ Mark Garrett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 22, 2013
Mark Garrett

/s/ Richard T. Rowley	Vice President and Corporate Controller (Principal Accounting Officer)	January 22, 2013
Richard T. Rowley

Signature	Title	Date
/s/ Amy L. Banse	Director	January 22, 2013
Amy L. Banse

/s/ Kelly J. Barlow	Director	January 22, 2013
Kelly J. Barlow

/s/ Edward W. Barnholt	Director	January 22, 2013
Edward W. Barnholt

/s/ Robert K. Burgess	Director	January 22, 2013
Robert K. Burgess

/s/ Frank A. Calderoni	Director	January 22, 2013
Frank A. Calderoni

/s/ Michael R. Cannon	Director	January 22, 2013
Michael R. Cannon

/s/ James E. Daley	Director	January 22, 2013
James E. Daley

/s/ Laura B. Desmond	Director	January 22, 2013
Laura B. Desmond

/s/ Daniel L. Rosensweig	Director	January 22, 2013
Daniel L. Rosensweig

/s/ Robert Sedgewick	Director	January 22, 2013
Robert Sedgewick

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement (Debt Securities)
1.2	Form of Underwriting Agreement (Preferred Stock, Common Stock, Warrants, Purchase Contracts and Units)**
4.1	Form of Indenture (1)
4.2	Form of Note (1)
4.3	Specimen Common Stock Certificate (1)
4.4	Specimen Preferred Stock Certificate**
4.5	Form of Warrant Agreement for Warrants sold separately**
4.6	Form of Warrant for Warrants sold separately (included in Exhibit 4.5)**
4.7	Form of Warrant Agreement for Warrants sold attached to other Securities**
4.8	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.7)**
4.9	Form of Purchase Contract Agreement relating to Purchase Contracts**
4.10	Form of Unit Agreement**
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of KPMG LLP
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association

**	To be filed by Current Report on Form 8-K.

(1)	Incorporated by reference to the Registration Statement on Form S-3 filed by Adobe Systems Incorporated on January 15, 2010.